                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 19, 1999, except as to the restatement for the stock split described in Note 1, which is as of May 4, 1999, relating to the consolidated financial statements of Priority Healthcare Corporation, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



PricewaterhouseCoopers LLP
Indianapolis, Indiana
May 4, 1999